SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant To Section 14(a) Of
                    The Securities Exchange Act Of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Section 240.14a-12

                         ICN Pharmaceuticals, Inc.
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              (Name of Registrant as Specified in its Charter)

                                    N/A
          --------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
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     (2) Aggregate number of securities to which transaction applies:
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     (4) Proposed maximum aggregate value of transaction:
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     (5) Total fee paid:
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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
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     (2) Form, Schedule or Registration Statement No.:
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     (3) Filing Party:
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     (4) Date Filed:
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
The following is the text of a letter issued by ICN Phamaceuticals, Inc. ("ICN") on October 5, 2000:


                   [ICN Pharmaceuticals Inc. Letterhead]


                                                     October 5, 2000

Mr. Eric Knight
Managing Director
SSP-Special Situations Partners, Inc.
Bank of Nova Scotia Building, 4th Floor
P.O. Box 268
Grand Cayman (Cayman Islands), B.W.I.

               Re:  Request for Records

Dear Mr. Knight:

          We acknowledge receipt of your letter dated October 3, 2000 requesting that certain corporate records of ICN Pharmaceuticals, Inc. ("ICN") be made available for inspection and copying or abstraction to SSP-Special Situations Partners ("SSP"), purportedly pursuant to Section 220 of the Delaware General Corporation Law and the common law of the State of Delaware (the "Request Letter").

          It does not appear that the Request Letter has been sent for reasons essential to accomplish a proper purpose related to SSP's interest as an ICN stockholder. On its face, SSP has utilized the Request Letter to improperly demand access to a wide array of highly sensitive confidential and proprietary corporate information that we believe would go far beyond any bona fide discovery request even if litigation were already pending. Under the circumstances, the extremely burdensome and oppressive demand sought in the Request Letter suggests that SSP is seeking information for improper purposes, including the exploitation of proprietary information to advance its own mysterious trading strategy utilizing put and call options to acquire and dispose of interests in the ICN stock it purports to own. Our concern is fortified by the inadequate disclosure of the circumstances surrounding SSP's acquisition of the puts, calls and stock of ICN. As a result, we are unable to determine whether SSP may have been in possession of information it had obtained from management of ICN in confidential discussions at the time it made purchases or sales. At best, it would appear that the "purposes" stated in the Request Letter are designed to obfuscate an effort by SSP to harass the management of ICN.

          ICN has determined that it will not provide records of the company in response to the Request Letter at this time. Please be advised that ICN's concerns are not intended to be a comprehensive list of objections to the Request Letter and ICN reserves all its rights to object to the Request Letter on all available legal grounds.

                                            Very truly yours,

                                            /s/ David C. Watt

                                            David C. Watt

                                            Executive Vice President, General
                                            Counsel and Corporate Secretary

CC:  Clifford R. Saffron

     Arnold I. Burns
     Arnhold and S. Bleichroeder, Inc.

     Jonathan J. Lerner
     Skadden, Arps, Slate, Meagher & Flom  LLP

     Lewis S. Black, Jr.
     Morris Nichols Arsht & Tunnell

     Jeffrey Bagner
     Fried, Frank, Harris, Shriver & Jacobson



                                   * * *



ICN stockholders are strongly advised to read the proxy statement relating to ICN's 2000 annual meeting of stockholders when it becomes available, as it will contain important information. Stockholders will be able to obtain this proxy statement, any amendments to the proxy statement and other documents filed by ICN with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. In addition, ICN will mail the proxy statement to each stockholder of record on the record date to be established for the stockholders meeting. ICN will also make additional copies of the proxy statement and any amendments to the proxy statement available for free to ICN's stockholders. Please direct your request for the proxy statement to Investor Relations, ICN Pharmaceuticals, Inc., 3300 Hyland Avenue, Costa Mesa, California 92626, telephone (714) 545-0100, extension 3104.

Participant Information
-----------------------

In accordance with Rule 14a-12(a)(1)(i) of the Securities Exchange Act of 1934, as amended, the information concerning persons who may be deemed participants is as follows:

ICN, its executive officers and directors named below may be deemed to be participants in the solicitation of proxies for ICN's 2000 annual meeting of stockholders. The number of shares of ICN common stock beneficially owned by each of these persons as of August 31, 2000 is listed in parenthesis after his name.

ICN's executive officers are:

Milan Panic, Chairman of the Board of Directors and Chief Executive Officer, (2,746,786); Adam Jerney, President and Chief Operating Officer and a director, (1,022,644); Richard A. Meier, Executive Vice President and Chief Financial Officer, (36,000); David C. Watt, Executive Vice President, General Counsel and Corporate Secretary, (190,278); John E. Giordani, Executive Vice President, (114,982); Bill A. MacDonald, Executive Vice President, Strategic Planning (58,534); Jack L. Sholl, Executive Vice President, Corporate Public Relations, (131,399); and Johnson Y.N. Lau, Senior Vice President, Research and Development, (none).

ICN's directors who are not also executive officers are: Norman Barker, Jr. (126,194); Birch E. Bayh, Jr. (76,641); Alan F. Charles (79,924); Stephen
D. Moses (64,183); Roger Guillemin M.D., Ph.D. (139,884); Jean-Francois Kurz (107,091); Michael Smith, Ph.D. (112,188); Thomas H. Lenagh (115,492);
Roberts A. Smith Ph.D. (195,108); Richard W. Starr (98,708); Andrei Kozyrev, Ph.D. (16,875); and David H. Batchelder (1,563,900).

ICN is also party to employment and consulting agreements with its executive officers which provide that, upon the occurrence of specific events following a change in control of ICN, the executive officers may be entitled to receive compensation and other payments. Additionally, ICN's executive officers have options to acquire shares of ICN's common stock, some of which are unvested as of the date hereof. These options will vest upon a change in control of ICN.